AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

SAVVLY 80+ FUND

August 3, 2026

TABLE OF CONTENTSPage

Article I NAME AND DEFINITIONS1

Section 1.1 Name1

Section 1.2 Definitions1

Article II PURPOSE2

Section 2.1 Purpose2

Article III TRUSTEES3

Section 3.1 Powers3

Section 3.2 Legal Title5

Section 3.3 Number of Trustees; Term of Office6

Section 3.4 Election of Trustees6

Section 3.5 Resignation and Removal6

Section 3.6 Vacancies6

Section 3.7 Committees; Delegation6

Section 3.8 Quorum; Voting6

Section 3.9 Action Without a Meeting; Virtual Participation7

Section 3.10 By-Laws7

Section 3.11 No Bond Required7

Section 3.12 Reliance on Experts, Etc.7

Section 3.13 Fiduciary Duty7

3.13.1 General7

3.13.2 Limitation of Liability8

Article IV CONTRACTS8

Section 4.1 Distribution Contract8

Section 4.2 Advisory or Management Contracts8

Section 4.3 Affiliations of Trustees or Officers, Etc.8

Article V LIMITATION OF LIABILITY; INDEMNIFICATION9

Section 5.1 No Personal Liability of Shareholders, Trustees, Etc.9

Section 5.2 Execution of Documents; Notice; Apparent Authority9

Section 5.3 Indemnification of Trustees, Officers, Etc.9

5.3.1 Limitations, Settlements9

5.3.2 Insurance, Rights Not Exclusive10

5.3.3 Advance of Expenses10

Article VI SHARES OF BENEFICIAL INTEREST10

Section 6.1 Beneficial Interest10

Section 6.2 Other Securities10

Section 6.3 Initial Designation of Classes11

Section 6.4 Rights of Shareholders11

Section 6.5 Trust Only11

Section 6.6 Issuance of Shares11

6.6.1 General11

6.6.2 On Merger or Consolidation11

6.6.3 Fractional Shares11

Section 6.7 Register of Shares11

Section 6.8 Share Certificates12

Section 6.9 Transfer of Shares12

Section 6.10 Voting Powers12

Section 6.11 Meetings of Shareholders13

Section 6.12 Action Without a Meeting13

Section 6.13 Quorum and Required Vote14

Section 6.14 Delivery by Electronic Transmission or Otherwise14

Section 6.15 Additional Provisions14

Article VII REPURCHASE AND REDEMPTION OF COMMON SHARES14

Section 7.1 Repurchase of Shares14

Section 7.2 Price14

Section 7.3 Repurchase by Agreement14

Section 7.4 Involuntary Repurchase; Disclosure of Ownership15

Article VIII DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS15

Section 8.1 By Whom Determined15

Article IX DURATION; DISSOLUTION AND TERMINATION OF TRUST;

    AMENDMENT; MERGERS, ETC.16

Section 9.1 Duration and Termination16

Section 9.2 Amendment Procedure17

Section 9.3 Merger and Consolidation17

Section 9.4 Conversion to Other Business Entities17

Section 9.5 Incorporation17

Article X MISCELLANEOUS18

Section 10.1 Registered Agent; Registered Office18

Section 10.2 Governing Law18

Section 10.3 Counterparts18

Section 10.4 Reliance by Third Parties18

Section 10.5 Provisions in Conflict with Law or Regulations18

Section 10.6 Derivative Actions19

Section 10.7 General Direct Actions19

10.7.1 General19

10.7.2 Required Conditions20

Section 10.8 Inspection of Records and Reports20

Section 10.9 Exclusive Delaware Jurisdiction20

Section 10.10 Waiver of Jury Trial21

Section 10.11 Conversion21

Section 10.12 Section Headings; Interpretation21

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

SAVVLY 80+ FUND

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made on August 3, 2026, by and among the individuals executing this Declaration (as defined below) as Trustees and the holders from time to time of the shares of beneficial interest issued hereunder.

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust of the Trust (the “Original Declaration”) made on November 12, 2024, including to change the name of the Trust from Savvly Fund to Savvly 80+ Fund (and the filing of a certificate of amendment to certificate of trust); and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into full and fractional shares of beneficial interest, as hereinafter provided;

NOW THEREFORE, this Declaration shall amend and restate the Original Declaration and the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

 Article I

NAME AND DEFINITIONS

Section 1.1  Name. The name of the trust governed hereby is “Savvly 80+ Fund” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein. The Trustees may, without Shareholder approval, change the name of the Trust or any class and adopt such other name as they deem proper.

Section 1.2  Definitions. Wherever they are used herein, the following terms have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

“class” or “class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust and shall include the Class A Common Shares and Class B Common Shares and any other class or series of Common Shares established pursuant to Article VI.

“Declaration” shall mean this Amended and Restated Agreement and Declaration of Trust as amended from time to time. This Declaration and any By- Laws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a class or series (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Investment Advisor” shall have the meaning set forth in Section 4.2.

“Majority Shareholder Vote” when used as a defined term in this Declaration shall mean (i) with respect to matters voted upon by all Shareholders voting as a single class, as required by the 1940 Act the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares as required by the 1940 Act, each class shall have exclusive or separate voting rights, as applicable, consistent with the requirements of Rule 18f-3(a) under the 1940 Act.

“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality.

“Preferred Shares” shall mean the class or classes of Shares that have a preference over the Common Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean each class or series of units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Supplement No. 1”  shall mean Supplement No. 1 to the Agreement and Declaration of Trust Relating to Tracking Shares, dated as of August 3, 2026, as amended from time to time.

“Tracking Shares” has the meaning given in Supplement No. 1.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each class or series of Shares except as the context otherwise requires.

“Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

“Units” shall mean each of the four combinations of Tracking Shares and Common Shares held by each investor as contemplated by Supplement No. 1.

Article II

PURPOSE

Section 2.1  Purpose. The purpose of the Trust is to provide investors a 1940 Act registered closed-end fund with enhanced returns on their investment above the return on the Standard and Poor’s (“S&P”) 500 Equity Index and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

Article III

TRUSTEES

Section 3.1  Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or to promote the interests of the Trust, including pursuant to the powers of delegation as are or may be permitted by the Delaware Act. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories or possessions of the United States and in any other countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a)            To operate as and carry out the business of an investment company and exercise all the powers necessary or appropriate to the conduct of those operations.

(b) To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer or part of all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust or other form of business organization (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership or corporation for federal income tax purposes.

(c)            To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, purchase or write options on, lend, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities or other property of every nature and kind, including, without limitation, all types of stock, units of beneficial ownership, limited partnership interests (or similar securities), bonds, debentures,  negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities, commodities or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments.

(d)            To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust.

(e)            To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

(f)            To set record dates for the determination of Shareholders with respect to various matters, which, for purposes of determining the Shareholders of any class (or series) who are entitled to receive payment of any dividend or of any other distribution shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such class (or series) having the right to receive such dividend or distribution; without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more classes (or series) at any time prior to the payment of a distribution; nothing in this subsection shall be construed as precluding the Trustees from setting different record dates for different classes (or series).

(g)             To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property.

(h)            To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or a nominee or nominees or otherwise.

(i)            To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security or property which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security or property held in the Trust.

(j)             To join with other security or property holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or property with, or transfer any security or property to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or property (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(k)             To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes.

(l)            To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(m)             To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidences of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness.

(n)           To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations.

(o)            To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being in or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(p)            To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(q)            To enter into contracts of any kind and description.

(r)            To interpret the investment policies, practices or limitations of any class or series of Shares.

(s)             To establish a registered office and have a registered agent in the State of Delaware.

(t)             Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

(u)            In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust and not an action in an individual capacity.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Section 3.2  Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.3  Number of Trustees; Term of Office. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees shall be the number of persons so signing until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least one (1) and not more than 15. Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his or her successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.6 hereof.

Section 3.4  Election of Trustees. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders’ meeting. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (e.g., by the Preferred Shares issued by the Trust) prior to the initial offering of such class of Shares. Trustees need not own Shares.

Section 3.5  Resignation and Removal. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the Chair of the Board of Trustees, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any Trustee may be removed (i) at any meeting of Shareholders by a vote of not less than two-thirds of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee.

Section 3.6  Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 3.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3.4 or this Section 3.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 3.7  Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income and the power to declare a dividend or other distribution on the Shares of any class or series), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Trust any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any class or series.

Section 3.8  Quorum; Voting. At all meetings of the Trustees, the presence of one-third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-Laws or the 1940 Act.

Section 3.9  Action Without a Meeting; Participation by Video Conference, Conference Telephone or Otherwise. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a video conference, conference telephone or other means if all individuals participating can hear each other at the same time. For the avoidance of doubt, participation in a meeting by these means shall constitute presence in-person at the meeting.

Section 3.10  By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

Section 3.11  No Bond Required. No Trustee shall be obliged to give any bond or other security for the performance of any of his or her duties hereunder.

Section 3.12  Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Advisor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section 3.13  Fiduciary Duty.

3.13.1  General.

(a)            Except to the extent modified in (b) below, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of private corporations for profit to such corporations and their stockholders under the Delaware General Corporation Law.

(b)            To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties, if any) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Trustees otherwise existing under this Declaration or at law or in equity, are agreed to replace such other duties (including fiduciary duties) and liabilities of such Trustee. To the fullest extent permitted by law, only the Trustee shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder.

(c)            Unless otherwise expressly provided herein:

(i)            whenever a conflict of interest exists or arises between any Trustee, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(ii)           whenever this Declaration or any other agreement contemplated herein or therein provides that a Trustee shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Trustee shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Trustee, the resolution, action or terms so made, taken or provided by a Trustee shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Trustee at law or in equity or otherwise.

(d)            To the fullest extent permitted by law and notwithstanding any other provision of this Declaration or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Declaration any Trustee is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Trustee shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Trustee shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration of Trust shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(e)            Any Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee. No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust, Shareholders or any other person for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires such opportunity, directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee or agent (as used in Section 5.3) may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

3.13.2  Limitation of Liability. A Trustee, any officer, agent or employee of the Trust shall have no liability to the Trust or the Shareholders except for his or her own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law.

Article IV

CONTRACTS

Section 4.1  Distribution Contract. The Trust may from time to time enter into a distribution contract with another Person providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more class or series. The contract shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the By-Laws as the Trustees may in their discretion determine.

Section 4.2  Advisory or Management Contracts. Subject to approval by a Majority Shareholder Vote to the extent required by the 1940 Act, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the “Investment Advisors”) pursuant to which the Investment Advisor or Advisors shall agree to furnish to the Trust management, investment advisory, statistical and research facilities or other services. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Advisor to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section 4.3  Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

Article V

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.1  No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisors, the custodian and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

Section 5.2  Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent of the Trust.

Section 5.3  Indemnification of Trustees, Officers, Etc. For the purpose of this Article V, “agent” means any person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise: “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

5.3.1  Limitations, Settlements. Subject to the exceptions and limitations contained below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent. No indemnification shall be provided hereunder to an agent:

(a)            who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(b)            with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i)            by the court or other body before which the proceeding was brought;

(ii)           by at least a majority of those Trustees who are neither Interested Persons (within the meaning of the 1940 Act) of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)          by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

5.3.2  Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

5.3.3  Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article V; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article V.

Article VI

SHARES OF BENEFICIAL INTEREST

Section 6.1  Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest (“Shares”). Those shares of beneficial interest may be issued in different classes and/or series of beneficial interests, including Common Shares and Preferred Shares. All Shares, when issued on the terms determined by the Trustees, shall be fully paid and non-assessable. The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any class or series repurchased or redeemed at their discretion from time to time and any Common Shares may be cancelled in accordance with the terms of the Preferred Shares.

Section 6.2  Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series including and in addition to the Preferred Shares, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment shall set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3  Initial Designation of Classes. Subject to the designation of additional classes pursuant to Section 6.2, there shall be two series of Common Shares, hereby designated as Class A and Class B Shares of the Trust the relative rights, preference and terms of each such Class A and Class B Shares will be as set forth in the Trust’s then effective Registration Statement.  The Class A and Class B Shares shall be sold as part of the Units.

 Section 6.4  Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights and obligations provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described is vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate or dissolve the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as set forth in the Preferred Shares and as the Trustees may otherwise approve, including pursuant to Section 6.2. To the fullest extent permitted by applicable law, ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by, or with respect to, the Trust.

Section 6.5  Trust Only. The Trust shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust and agreement with the Shareholders. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.6  Issuance of Shares.

6.6.1  General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section 6.6 or otherwise in accordance with terms determined by the Trustees, shall be fully paid and non-assessable.

6.6.2  On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

6.6.3  Fractional Shares. The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

Section 6.7  Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each class or series, the number of Shares of each such class or series held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to regulated investment companies. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each class or series. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein or in the By-Laws provided, until he or she has given his or her address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. No Shareholder shall have any right to receive or inspect the register or obtain the names and/or addresses of other Shareholders.

Section 6.8  Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section 6.9  Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall not be transferable on the records of the Trust. The Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of any proposed transfer. Any Shares held by a Shareholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder or (2) to the Trust.

While the Trustees do not intend to permit transfers of Shares consistent with the structure and purpose of the Trust, they retain the right to grant the right to allow transfers with the consent of the Trustees or their delegate (which may be withheld in the Trustees’ or their delegate’s sole and absolute discretion). If a Shareholder transfers Shares with the approval of the Trustees or their delegate, the Trustees or their delegate will as promptly as practicable take all necessary actions so that each transferee or successor to whom or to which the Shares are transferred is admitted to the Trust as a Shareholder. The admission of any transferee as a substituted Shareholder will be effective upon the execution and delivery by, or on behalf of, the substituted Shareholder of an investor application form. Each Shareholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with any transfer. In connection with any request to transfer Shares, the Trust may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request. If a Shareholder transfers all of its Shares, it will not cease to be a Shareholder unless and until the transferee is admitted to the Trust as a substituted Shareholder in accordance with this Section 6.9. Each Shareholder will indemnify and hold harmless the Trust, the Trustees, each other Shareholder and any Affiliate of the Trust, the Trustees, the investment adviser, any sub-adviser and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 6.9 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the transfer, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Any person becoming entitled to any Shares in consequence of operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder, or other operation of law.

Section 6.10  Voting Powers.

(a)Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Outstanding Shares of the Trust then entitled to vote shall be voted in aggregate, except:

(i)            when required by the 1940 Act, Shares shall be voted by individual class or series;

(ii)           when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only the Shareholders of such series shall be entitled to vote thereon; and

(iii)          when the matter involves any action that the Trustees have determined will affect only the interests of one or more classes, then only the shareholders of such class or classes shall be entitled to vote thereon.

(b)            The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Sections 3.4 and 3.5 hereof; (b) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; and (c) with respect to such additional matters relating to the Trust as the Trustees may consider necessary or desirable. On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by class or series, except with respect to (i) any matter determined by the Trustees to affect Shareholders of any particular class or series in a material respect different from the Shareholders of one or more other classes or series; and (ii) such matters as the Trustees may consider necessary or desirable. With respect to such matters, Shareholders of each affected class or series shall have the power to vote as a separate class or series, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders’ votes and related matters.

(c)            Unless otherwise required by law, each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d)            There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

(e)            Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders.

(f)            The By-Laws may include further provisions for Shareholders’ votes and related matters.

Section 6.11  Meetings of Shareholders. Meetings of the Shareholders may be called at any time by the Chair of the Board of Trustees, the Chief Executive Officer, the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Without limiting the provisions of Section 6.13 hereof, a special meeting of Shareholders may also be called at any time upon the written request of the holders of not less than a majority of all of the Shares entitled to be voted at such meeting, provided that the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

Section 6.12  Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section 6.13  Quorum and Required Vote. One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any class or series shall vote as a class or series, then one-third (33 1/3%) of the aggregate number of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within six months after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration permits or requires that the holders of any class or series shall vote as a class or series, then a majority of the Shares of that class or series voted on the matter shall decide that matter insofar as that class or series is concerned, except in each case with respect to the election of Trustees which shall be decided by a plurality of the votes cast in person or by proxy, provided further, however, that in a contested election of Trustees a nominee must receive a majority of the votes entitled to be cast in person or by proxy to be elected as a Trustee.

Section 6.14  Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law, and can include electronic signatures (within the meaning of the Delaware Act).

Section 6.15  Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Article VII

REPURCHASE AND REDEMPTION OF COMMON SHARES

Section 7.1  Repurchase of Shares. From time to time, the Trust may repurchase its Common Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the Securities Exchange Act of 1934, the 1940 Act or any exemption therefrom. The Trust may require Common Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon repurchase of Common Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the repurchase of Common Shares of the Trust. Subject to applicable federal law, including the 1940 Act, and except as otherwise determined by the Trustees, upon repurchase, Common Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased. Shareholders shall have no right to cause the Trust to repurchase their Common Shares.

Section 7.2  Price. To the extent permitted by Section 7.1 above, Common Shares may be repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. With respect to Common Shares, net asset value shall be determined as set forth in Article VIII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Common Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section 7.3  Repurchase by Agreement. The Trust may repurchase Common Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

Section 7.4  Involuntary Repurchase; Disclosure of Ownership. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Common Shares or other securities of the Trust or any class or series thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Code or would cause the Trust to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them

(i)            to call for repurchase a number of Common Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Common Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Trust as a personal holding company under the Code, and

(ii)           to refuse to transfer or issue Common Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment.

Any repurchase pursuant to this Section 7.4 shall be effected at net asset value determined in accordance with Section 8.1 below.

(b)            The holders of Common Shares of the Trust shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority.

(c)            The Trustees shall have the power to repurchase Common Shares in any Shareholder’s account at a repurchase price determined in accordance with Section 8.1 below if (i) at any time the total number of Common Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Common Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such repurchase by increasing the account to at least the established minimum, (ii) ownership of such Common Shares by a Shareholder or other person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, (iii) continued ownership of such Common Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust, the Board of Trustees, the Investment Advisor or any of their affiliates, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, (iv) any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or (v) it would be in the best interests of the Trust to repurchase such Common Shares.

Article VIII

DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section 8.1  By Whom Determined.

(a)            Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Common Shares of the Trust or any classes or series thereof or net income attributable to the Common Shares of the Trust or any classes or series thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any classes or series thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

(b)            Without limiting the powers of the Trustees under Section 3.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same class or series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)            Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

Article IX

DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

Section 9.1  Duration and Termination. Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated by a vote of at least a majority of the Shares outstanding or a vote of the Trustees without the need for a Shareholder vote. Upon the termination of the Trust,

(i)            The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)            The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 9.3 hereof shall receive the approval so required.

(iii)            After paying or adequately providing for the payment of all claims and obligations as required by Section 3808(e) of the Delaware Act, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)            After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law, and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 9.2  Amendment Procedure.

(a)            Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed or approved by a majority of the Trustees. Such an amendment shall be authorized by a vote of the Shareholders pursuant to Section 6.13 if it would limit the right of a Shareholder to vote under Section 6.10 or amend this Section 9.2 or if Shareholder authorization is required by the 1940 Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section 6.10 for purposes of this sentence. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(b)            An instrument in writing signed or approved by a majority of the Trustees, setting forth the amendment or an amended and restated Declaration, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution or approval of such instrument by a majority of the Trustees (or in the case of execution, by an officer of the Trust pursuant to a vote of a majority of the Trustees).

Section 9.3  Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more statutory trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may affect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting statutory trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section 9.4  Conversion to Other Business Entities. A majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust created pursuant to this Section 9.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate statutory trust or trusts.

Section 9.5  Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest.

Article X

MISCELLANEOUS

Section 10.1  Registered Agent; Registered Office. The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be The Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section 10.2  Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.3  Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.4  Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 10.5  Provisions in Conflict with Law or Regulations.

(a)            The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)            If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 10.6  Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)            The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 10.6(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust;

(b)            Unless a demand is not required under paragraph (a) of this Section 10.6, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least ten percent (10%) of the outstanding Shares of the Trust or ten percent (10%) of the outstanding Shares of the series or class to which such action relates, shall join in the request for the Trustees to commence such action;

 (c)            Unless a demand is not required under paragraph (a) of this Section 10.6, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Trustees determine not to take action;

(d)            For purposes of this Section 10.6, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and

(e)            Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required under this Section 10.6, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such class or series joins in the bringing of such court action, proceeding or claim.

Notwithstanding the foregoing, however, no provision of this Section 10.6 shall apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.

Section 10.7  General Direct Actions.

10.7.1  General. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 10.7.2 shall apply. Notwithstanding the foregoing, however, no provision of this Section 10.7 shall apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.

10.7.2  Required Conditions. No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding classes or series are alleged to have been harmed in connection with the General Direct Action, ten percent (10%) of the Shares in the respective class, classes or series alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(a)            the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed. For purposes of this Section 10.7.2(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust; and

(b)            unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section 10.8  Inspection of Records and Reports. To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 10.9  Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law. Notwithstanding the foregoing, however, no provision of this Section 10.9 shall apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.

Section 10.10  Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 10.11  Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by Majority Shareholder Vote of the Shares entitled to vote on the matter shall be required. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 10.12  Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

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IN WITNESS WHEREOF, the undersigned has executed this instrument this 3rd day of August, 2026.

 _/s/ Dario Fusato__________

 Name: Dario Fusato

 Title: Trustee

 _/s/ John Durso__________

 Name: John Durso

 Title: Trustee

 _/s/ Todd Henderson______

 Name: M. Todd Henderson

 Title: Trustee

_/s/ John Heneghan_______

 Name: John Heneghan

 Title: Trustee

 _/s/ Dimitris Papanikolaou__

 Name: Dimitris Papanikolaou

 Title: Trustee